UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2021 (June 17, 2021)

G1 THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38096	26-3648180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Park Offices Drive Suite 200 Research Triangle Park, NC	27709
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (919) 213-9835

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	GTHX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On June 17, 2021, the Board of Directors (the “Board”) of G1 Therapeutics, Inc. (the “Company”), following the recommendation of the Nominating and Governance Committee of the Board appointed Alicia Secor as an independent director to the Board to serve, effective immediately, as a Class II Director with a term expiring at the Company’s 2022 annual meeting of stockholders.

Ms. Secor has more than thirty years of experience in the life sciences industry. She has experience in leading businesses and advancing products from clinical development through regulatory approval, commercialization, and global expansion across several therapeutic areas. She currently serves as President and Chief Executive Officer of Atalanta Therapeutics, Inc., a privately-held biotechnology company, and is a member of its board of directors. Previously, she served as President and Chief Executive Officer of Juniper Pharmaceuticals, Inc., a publicly traded pharmaceutical company, from August 2016 until August 2018, when the company was acquired by Catalent, Inc. Prior to her role at Juniper, from 2013 to 2016, Ms. Secor held various leadership positions in the life sciences industry. From 1998 to 2013, Ms. Secor held various roles of increasing responsibility at Genzyme (now a part of Sanofi) over her 15-year tenure, most recently as Vice President and General Manager of Metabolic Diseases. Ms. Secor is a member of the board of directors of Orchard Therapeutics plc, an English global gene therapy company, publicly-traded in the United States on the Nasdaq market, and is a board member of the Foundation for Prader-Willi Research, a non-profit organization. Previously Ms. Secor served on the board of GW Pharmaceuticals plc, a public company, prior to its acquisition by Jazz Pharmaceuticals plc. Ms. Secor holds an MBA from Northeastern University and earned her B.S. in Health Administration at the University of New Hampshire.

In connection with Ms. Secor’s election to the Board, and pursuant to the Company’s Second Amended and Restated Non-Employee Director Compensation Policy (the “Director Compensation Policy” as described below), the Board granted to Ms. Secor a non-statutory stock option to purchase up to 52,320 shares of the Company’s common stock. The stock option will have an exercise price per share of $21.97, the closing price of the Company’s common stock on The Nasdaq Global Select Market on the date of grant. The stock option will vest in equal monthly installments through the third anniversary of the date of grant, subject to Ms. Secor’s continued service as a director.

In addition, Ms. Secor is entitled to receive an annual cash retainer of $45,000 for her service as a non-employee director of the Company pursuant to the Director Compensation Policy, prorated for the portion of the year that Ms. Secor serves as a director. Ms. Secor will serve as a member of the Compensation Committee of the Board.

Also in connection with Ms. Secor’s election to the Board, Ms. Secor and the Company will enter into an indemnification agreement in the form the Company has entered into with its other non-employee directors, which form is filed as Exhibit 10.1 to the Company’s Amendment No. 2 to its Registration Statement on Form S-1 (File No. 333-217285) filed by the Company on May 8, 2017. Under this agreement, the Company will agree, among other things, to indemnify Ms. Secor for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as one of the Company’s directors.

There are no arrangements or understandings between Ms. Secor and any other person pursuant to which Ms. Secor was appointed as a director. There are no transactions to which the Company is a party and in which Ms. Secor has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Ms. Secor has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

Second Amended and Restated Non-Employee Director Compensation Policy

On June 17, 2021, upon the recommendation of the Compensation Committee, the Board of Directors amended and restated the Director Compensation Policy with respect to the compensation payable to our non-employee directors. Under this policy, each non-employee director is eligible to receive compensation for his or her service consisting of a $45,000 annual cash retainer and equity awards. In addition to the annual cash retainer, under the revised program, non-employee directors receive additional payments for serving as the Board Chairperson, Committee Chair, or a committee member of the Board of Directors in the following amounts:

Position	Retainer
Board Chairperson	$80,000
Audit Committee Chair	30,000
Compensation Committee Chair	22,500
Nominating and Governance Committee Chair	15,000
Audit Committee Member	10,000
Compensation Committee Member	7,500
Nominating and Governance Committee Member	5,000

Equity grants for non-employee directors consist of (i) an initial non-qualified stock option to purchase shares of our common stock at a fixed dollar value equal to $750,000 issued upon first appointment to our Board of Directors, which vests monthly over a period of three years, subject to the non-employee director’s continued service on the Board of Directors; (ii) an annual equity grant at a fixed dollar value equal to $375,000, of which 75% of the value shall be issued as a non-qualified stock option and 25% of the value shall be issued as restricted stock units, with the stock options valued based on a 30-day average price as of the date of grant and a Black-Scholes factor and vesting on the first anniversary of the grant date and the restricted stock units valued based on a 30-day average price as of the date of grant and vesting on the first anniversary of the date of grant, subject to the non-employee director’s continued service on the Board of Directors; and (iii) an initial equity award consisting of options to purchase 100,000 shares of our common stock upon first appointment to serve as Chairperson of our Board of Directors, which vest monthly over a period of three years, subject to the Chairperson’s continued service on the Board of Directors. All equity grants issued under the Director Compensation Policy will vest 100% upon a change-in-control of the Company. The 2021 annual equity awards to directors are awarded on the day of the annual stockholders meeting, which was June 17, 2021.

Directors may be reimbursed for travel, food, lodging and other expenses directly related to their service as directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our certificate of incorporation and Bylaws.

The foregoing description of the terms of the Director Compensation Policy does not purport to be a complete description and is qualified in its entirety by reference to the policy, which is attached hereto as Exhibit 10.1 and is incorporated by reference in its entirety into this Item 5.02.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 17, 2021, the Company held its 2021 annual meeting of stockholders. At the meeting, the stockholders: (1) re-elected each of John E. Bailey, Jr., Willie A. Deese, and Cynthia L. Schwalm to the Company’s Board of Directors, each as a Class I director for a term of three years to serve until the 2024 annual meeting of stockholders or until his or her successor is elected and qualified or until his or her earlier death, resignation or removal (the “Election of Directors”); (2) approved, on a non-binding basis, compensation awarded or paid to the Company’s named executive officers for the fiscal year of 2020 (the “Advisory Vote on the Compensation of Our Named Executive Officers”); and (3) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (the “Ratification of Selection of Independent Registered Public Accounting Firm”). A more complete description of these matters is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2021.

The number of votes cast in favor or against or withheld by the stockholders and, where applicable, the number of abstentions and the number of broker nonvotes on each of the foregoing matters are set forth below.

1.    Election of Directors

Nominee	Shares Voted For	Shares Voted to Withhold Authority	Broker Nonvotes
John E. Bailey, Jr.	18,147,910	2,144,692	7,356,782
Willie A. Deese	15,403,405	4,889,197	7,356,782
Cynthia L. Schwalm	16,105,092	4,187,510	7,356,782

2.    Advisory Vote on the Compensation of Our Named Executive Officers

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Nonvotes
19,692,679	545,659	54,264	7,356,782

3.    Ratification of Selection of Independent Registered Public Accounting Firm

Shares Voted For	Shares Voted Against	Shares Abstaining
27,486,778	145,933	16,673

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Non-Employee Director Compensation Policy

99.1	Press Release dated June 18, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G1 THERAPEUTICS, INC.

By:	/s/ James Stillman Hanson
James Stillman Hanson
General Counsel

Date: June 21, 2021